EXHIBIT 10.1

    SECURITIES PURCHASE AGREEMENT DATED OCTOBER 10, 1997, BY AND BETWEEN THE COMPANY, H.W. PARTNERS, L.P., AS PURCHASER'S REPRESENTATIVE AND INVESTOR.


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                          SECURITIES PURCHASE AGREEMENT

                                   DATED AS OF

                                OCTOBER 10, 1997

                                  BY AND AMONG

                              VITECH AMERICA, INC.,
                                 AS THE ISSUER,

              THE PURCHASERS LISTED ON SCHEDULE I ATTACHED HERETO,

                                       AND

              HW PARTNERS, L.P., AS THE PURCHASERS' REPRESENTATIVE


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                          SECURITIES PURCHASE AGREEMENT

         AGREEMENT, dated as of October 10, 1997, among Vitech America, Inc. (the "Company"), the Purchasers listed on SCHEDULE I attached hereto (each a "Purchaser" and collectively, the "Purchasers") and HW Partners, L.P., as the Purchasers' Representative (the "Purchasers' Representative").

                                R E C I T A L S:

         WHEREAS, the Company is currently contemplating raising up to $20,000,000 in a private placement of debt securities (the "Offering"); and

         WHEREAS, the Company desires to sell and issue to the Purchasers, and the Purchasers wish to purchase from the Company, $20,000,000 aggregate principal amount of the Company's 10% Convertible Notes due October 10, 2000 (the "Convertible Notes"), with terms and conditions as set forth in the form of Convertible Note attached hereto as EXHIBIT A (with such changes and modifications as may be approved by the Purchasers) as a part of the Offering; and

         WHEREAS, the Convertible Notes will be convertible into shares of the Company's common stock, no par value (the "Common Stock"), and the Purchasers will have registration rights with respect to such shares of Common Stock issuable upon conversion as set forth in the Registration Rights Agreement in the form attached hereto as EXHIBIT B; and

         WHEREAS, the Convertible Notes will be subject to certain put and call rights as set forth in a Put and Call Agreement attached hereto as EXHIBIT C; and

         WHEREAS, in order to induce the Purchasers and the Purchasers' Representative to enter into the transactions described in this Agreement, the Company desires to issue to the Purchasers an aggregate of 121,212 warrants to purchase shares of Common Stock on the terms and conditions described in the Common Stock Purchase Warrant in the form attached hereto as Exhibit D (with such changes and modifications as may be approved by the Purchasers) (the "Warrants"); and

         WHEREAS, the Purchasers and other holders of Warrants will have certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Warrants as set forth in the Registration Rights Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                 I. DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ADDITIONAL NOTES" has the meaning set forth in Section 4.26.

         "AFFILIATE" means, with respect to any Person (the "Subject Person"),
(i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject


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Person or (ii) any other Person (other than the Subject Person or a Consolidated
Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

         "ADVISORY DIRECTOR" has the meaning set forth in Section 7.15.

         "AGREEMENT" means this Securities Purchase Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "AMORTIZATION DATE" has the meaning set forth in Section 3.3(a).

         "ASSET SALE" has the meaning set forth in Section 8.7.

         "BALANCE SHEET DATE" has the meaning set forth in Section 4.7.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company.

         "BENEFIT PLANS" has the meaning set forth in Section 4.9(b).

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York and Miami, Florida are authorized or required by law to close.

         "CAPITAL RAISING LIMITATIONS" has the meaning set forth in Section
7.16.

         "CAPITAL REORGANIZATION" has the meaning set forth in Section 11.5.

         "CHANGE OF CONTROL" means (i) after the date of this Agreement any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such Sections) other than the Purchasers shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33-1/3% or more of the outstanding shares of Common Stock of the Company, (ii) any sale or other disposition (other than by reason of death or disability) to any Person of any Common Stock of the Company held by George C. St. Laurent, III and William C. St. Laurent except as permitted under Section 7.14; or (iii) individuals constituting the Board of Directors of the Company on the date hereof (together with any new Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the Directors then still in office who were either Directors as of the date hereof or whose election or nomination for election was previously so approved, cease for any reason to constitute at least two-thirds of the Board of Directors of the Company then in office.

         "CLOSING BID PRICE" shall mean the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. on the Nasdaq Market or, if not reported by Bloomberg, L.P. on the Nasdaq Market, as reported by such other exchange or market where the Common Stock is then traded.

         "CLOSING DATE" means October 10, 1997.

         "CLOSING DATE AMOUNT" has the meaning set forth in Section 2.3(a).

         "CODE" means the Internal Revenue Code of 1986, as amended.


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         "COMMISSION" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

         "COMMON STOCK" means the common stock, no par value per share, of the Company.

         "COMPANY" means Vitech America, Inc., a Florida corporation, and its successors.

         "COMPANY CORPORATE DOCUMENTS" means the certificate of incorporation and by-laws of the Company.

         "CONSOLIDATED SUBSIDIARY" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED NET WORTH" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

         "CONTROL" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

         "CONVERSION DATE" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Note by the holder thereof to the Company.

         "CONVERSION PRICE" has the meaning set forth in the Convertible Notes.

         "CONVERSION SHARES" has the meaning set forth in Section 4.5.

         "CONVERTIBLE NOTES" means the Company's 10% Convertible Notes substantially in the form set forth as EXHIBIT A hereto.

         "DEADLINE" has the meaning set forth in Section 10.1.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFAULT FEE" has the meaning set forth in Section 10.4(c).

         "DEFAULT INTEREST" has the meaning set forth in the Convertible Notes.


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         "DEPOSIT CHECK" means that certain $100,000 check of the Company payable to Purchasers Representative and delivered to Purchasers Representative pursuant to a September 18, 1997 letter agreement between the Company and Purchasers Representative.

         "DERIVATIVE SECURITIES" has the meaning set forth in Section 10.5.

         "DISCOUNTED EQUITY OFFERINGS" has the meaning set forth in Section
10.5.

         "DIRECTORS" means the individuals then serving on the Board of Directors or similar such management council of the Company.

         "DISPOSITION" has the meaning set forth in Section 7.14.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under the Code.

         "EVENT OF DEFAULT" has the meaning set forth in Article XII hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPENSE REIMBURSEMENT FEE" shall mean the lesser of (x) the actual costs and expenses (including, without limitation, the fees and expenses of counsel and out-of-pocket travel expenses) incurred by the Purchasers in connection with the preparation, negotiation and delivery of the Transaction Agreements and (y) $100,000. In calculation the Closing Date Amount, $50,000 shall be used as an estimate of the Expense Reimbursement Fee.

         "FIXED PRICE(S)" has the meaning set forth in Section 11.1.

         "FORMULA PRICE" shall mean a dollar amount equal to the greater of (i) the aggregate principal amount of the Convertible Notes then outstanding, together with all accrued and unpaid interest (including Default Interest) thereon, and (ii) the sum of (A) the product of (x) the number of shares of Common Stock into which the Convertible Notes being redeemed are then convertible at the then current Conversion Price and (y) the VWSAP (as defined in the Convertible Notes) as reported by Bloomberg, L.P. on the applicable date the Convertible Notes are redeemed, plus (B) accrued and unpaid interest (including Default Interest) on the Convertible Notes through the date of repayment.


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         "FUTURE OFFERINGS" has the meaning set forth in Section 7.16.

         "GAAP" has the meaning set forth in Section 1.2.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any derivative or fraction thereof), defined or regulated as such in or under any Environmental Laws.

         "INITIAL COMMITMENT FEE" shall mean $175,000 to be paid by the Company to the Purchasers on the Closing Date (representing 1.5% of the aggregate principal amount of the Convertible Notes issued to the Purchasers on the Closing Date less (i) $25,000 previously paid to the Purchasers' Representative as a due diligence fee and (ii) the Deposit Check).

         "INITIAL CONVERSION PRICE" shall have the meaning set forth in the Convertible Notes.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.20.

         "LIEN" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LIMITATION ON CONVERSION" has the meaning set forth in Section 10.3.

         "LISTING APPLICATIONS" shall have the meaning set forth in Section 4.4.

         "LOCK-UP PERIOD" has the meaning set forth in Section 7.16.

         "MAJORITY HOLDERS" means (i) as of the Closing Date, the Purchasers and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Notes outstanding at such time.

         "MAJORITY STOCKHOLDERS" shall have the meaning set forth in Section
7.14.

         "MARKET PRICE" shall mean the Closing Bid Price of the Common Stock preceding the date of determination.


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         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate
Unfunded Liabilities in excess of $500,000.

         "MATERIAL TRANSACTION" shall have the meaning set forth in Section 3.3(b).

         "MATURITY DATE" shall mean the date of maturity of the Convertible Notes; specifically, October 10, 2000.

         "MAXIMUM NUMBER OF SHARES" shall mean 19.9% of the then issued and outstanding shares of Common Stock of the Company as of the applicable date of determination, which, as of the date hereof, is 2,173,341 shares of Common Stock, or such greater number of shares as the stockholders of the Company may have previously approved pursuant to Section 4.3(d) of each Convertible Note.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NASDAQ MARKET" means the Nasdaq Stock Market's National Market.

         "NASDAQ REDEMPTION DATE" has the meaning set forth in Section 3.3(c).

         "NASDAQ REDEMPTION EVENT" has the meaning set forth in Section 3.3(c).

         "NET CASH PROCEEDS" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) underwriters' fees, brokerage commissions, professional fees and other customary out-of-pocket expenses payable in connection with such transaction, and (ii) in the case of dispositions of assets, (A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt, if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

         "NOTICE OF CONVERSION" means the form to be delivered by a holder of a Convertible Note upon conversion of all or a portion thereof to the Company substantially in the form of EXHIBIT E attached hereto.

         "NOTICE OF EXERCISE" means the form to be delivered by a holder of a Warrant upon exercise of all or a portion thereof to the Company substantially in the form of EXHIBIT F attached hereto.

         "OFFERING" has the meaning set forth in the Recitals.

         "OFFICER'S CERTIFICATE" shall mean a certificate executed by the President, chief executive officer or chief financial officer of the Company in the form of EXHIBIT G attached hereto.

         "OTHER TAXES" has the meaning set forth in Section 3.6(d).

         "PAR VALUE REDEMPTION PRICE" has the meaning set forth in Section
3.3(a).


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         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITS" means all domestic and foreign licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties of, and to carry n the business of the Company and the Subsidiaries.

         "PERMITTED DEBT" has the meaning set forth in Section 8.1.

         "PERSON" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PURCHASE PRICE" means the purchase price for the Securities set forth in Section 2.2 hereof.

         "PURCHASERS" means, collectively, those entities listed in SCHEDULE I attached hereto and their successors and assigns, including holders from time to time of the Convertible Notes.

         "PURCHASERS' REPRESENTATIVE" means HW Partners, L.P.

         "PUT AND CALL AGREEMENT" means the agreement between the Company and the Purchasers dated the Closing Date substantially in the form set forth in Exhibit C attached hereto.

         "REGISTRABLE SECURITIES" has the meaning set forth in Section 10.4(a).

         "REGISTRATION DEFAULT" has the meaning set forth in Section 10.4(e).

         "REGISTRATION DEFAULT NOTICE" has the meaning set forth in Section 3.3(b).

         "REGISTRATION MAINTENANCE PERIOD" has the meaning set forth in Section 10.4(c).

         "REGISTRATION RIGHTS AGREEMENT" means the agreement between the Company and the Purchasers dated the Closing Date substantially in the form set forth in EXHIBIT B attached hereto.

         "REGISTRATION STATEMENT" has the meaning set forth in Section 10.4(b).

         "REQUIRED EFFECTIVENESS DATE" has the meaning set forth in Section 10.4(b).

         "RIGHTS OFFERING" has the meaning set forth in Section 11.3.

         "SEC REPORTS" shall have the meaning set forth in Section 4.7.


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         "SECURITIES" means the Convertible Notes, the Warrants and, as applicable, the Conversion Shares and the Warrant Shares.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHARE REORGANIZATION" has the meaning set forth Section 11.2.

         "SOLVENCY CERTIFICATE" shall mean a certificate executed by the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the issuance and sale of the Convertible Notes and the completion of the offering (including without limitation the payment of any fees or expenses in connection therewith), which such Solvency Certificate shall be in the form of EXHIBIT H attached hereto.

         "SPECIAL DISTRIBUTION" has the meaning set forth in Section 11.4.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company.

         "SUBSIDIARY CORPORATE DOCUMENTS" means the certificates of incorporation and by-laws of each Subsidiary.

         "TAXES" has the meaning set forth in Section 3.5(a).

         "TRADING DAY" shall mean any Business Day in which the Nasdaq Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

         "TRANSACTION AGREEMENTS" means this Agreement, the Warrants, the Put and Call Agreement, the Registration Rights Agreement and the Convertible Notes.

         "TRANSFER" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "WARRANTS" means the Common Stock Purchase Warrants issued to the Purchasers for 121,212 shares of Common Stock in the aggregate on the Closing Date in the form of EXHIBIT D hereto

         "WARRANT SHARES"  has the meaning set forth in Section 4.5.

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis




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(except for changes concurred in by the Company's independent public accountants) ("GAAP"). All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated.

                                   ARTICLE II

                         PURCHASE AND SALE OF SECURITIES

         SECTION 2.1. PURCHASE AND SALE OF CONVERTIBLE NOTES. Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, such principal amount of Convertible Notes as is set forth opposite to each Purchaser's name on SCHEDULE I attached hereto.

         SECTION 2.2. PURCHASE PRICE. The purchase price for the Convertible Notes shall be 100% of the principal amount thereof. No part of the purchase price of the Convertible Notes shall be allocated to the Warrants. Therefore, the aggregate consideration payable by the Purchasers to the Company for the Convertible Notes and the Warrants shall be $20,000,000 (the "Purchase Price").

         SECTION 2.3. CLOSING AND MECHANICS OF PAYMENT.

              (a) On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the Company immediately available funds in an amount equal to the portion of the Purchase Price of the Convertible Notes to be purchased by such Purchaser on the Closing Date, in the proportions as set forth on SCHEDULE I attached hereto, LESS such Purchaser's ratable share of the (x) Initial Commitment Fee and (y) an estimate of the Expense Reimbursement Fee (the "Closing Date Amount").

              (b) On the Closing Date, against payment as set forth in subsection 2.3(a) above, the Company shall deliver to each Purchaser
         (A) a single Convertible Note for each Purchaser representing the principal amount of such Convertible Note issued to such Purchaser as of the Closing Date, and (B) a single Warrant for each Purchaser representing the aggregate Warrants issued to such Purchaser as of the Closing Date.

              (c) Within ten (10) Business Days of the receipt of notice from the Purchasers, the Company shall pay any funds due and owing as the Expense Reimbursement Fee in excess of the $50,000 estimated Expense Reimbursement Fee utilized as part of the calculation of the Closing Date Amount as described in Section 2.3(a) above.

              (d) The Purchasers Representative is hereby authorized to cash and retain the proceeds of the Deposit Check.

                                   ARTICLE III

                        PAYMENT TERMS OF CONVERTIBLE NOTE

         SECTION 3.1. PAYMENT MECHANICS. The Company will pay all sums becoming due on each Convertible Note by the method and at the address specified for such purpose as the applicable Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of any Convertible Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of this Convertible Note, the holder shall surrender the Convertible Note for cancellation, reasonably


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promptly after any such request, to the Company at its principal executive office. All payments to the Purchasers shall be made for the applicable Purchaser's benefit to the Purchaser's account established at Bear, Stearns & Co., New York, New York. Prior to any sale or other disposition of the Convertible Note, the holder thereof will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender the Convertible Note to the Company in exchange for a new Convertible Note or Convertible Notes. The Company will afford the benefits of this Section 3.1 to any transferee of the Convertible Note purchased under this Agreement and that has made the same agreement relating to this Convertible Note as the Purchaser has in this Section 3.1; provided that such transferee is an "accredited investor" under Rule 501 of the Securities Act.

         SECTION 3.2. VOLUNTARY PREPAYMENTS.

              (a) On the terms and subject to the conditions set forth in the Put and Call Agreement commencing on the date that is one year following the Closing Date, the Company shall at any time and from time to time have the right to redeem each Convertible Note at the call price in effect at such time, plus any accrued and unpaid interest on each Convertible Note through the applicable date of consummation of the redemption

              (b) In the event that any holder of the Convertible Notes elects to exercise its Put Rights (as defined in the Put and Call Agreement) under the Put and Call Agreement, the Company shall have the right, subject to the terms and conditions set forth therein, to pay to such holder upon consummation thereof the outstanding principal balance of each Convertible Note subject to the Put Rights plus all accrued and unpaid interest thereon.

         SECTION 3.3. MANDATORY PREPAYMENTS.

              (a) Commencing on the date that is two (2) years following the Closing Date (the "Amortization Date") and continuing thereafter until the Maturity Date, the Company shall pay to Purchasers on a quarterly basis an amount equal to ten percent (10%) of the outstanding principal balance of each Convertible Note outstanding as of the Business Day immediately preceding the date that such payment is due. Each such quarterly payment shall be made, in advance, commencing on the Amortization Date and continuing thereafter until the Maturity Date, at which time the remaining outstanding principal balance of each Convertible Note plus all accrued and unpaid and interest thereon shall be due and payable in full (including, without limitation, Default Interest) (the unpaid principal balance of each Convertible Note, plus all accrued and unpaid interest thereon, including Default Interest, is herein referred to as the "Par Value Redemption Price").

              (b) Upon (i) the occurrence of a Change of Control of the Company,
         (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions, (iii) a consolidation, merger or amalgamation of the Company with or into another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or in which the Company is the surviving entity, (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock or (z) consummated in compliance with Section 8.5 hereof) (the events described in (i), (ii) and (iii) above sometimes being referred to herein individually as a "Material Transaction"), or (iv) the occurrence of a Registration Default which continues uncured for a period of ten (10) days and the delivery to the Company by the Majority Holders of the Convertible Notes of a notice ("Registration Default Notice") demanding that the Company redeem such Convertible Notes, then, in each case, the Company shall redeem this Convertible Note in cash for the Formula Price.

              (c) Upon the issuance of the Maximum Number of Shares and the failure within 90 days (the "Nasdaq Redemption Date") of such issuance to obtain shareholder approval to issue additional shares of Common Stock (the "Nasdaq Redemption Event"), the Company shall redeem each Convertible Note as set forth in Section 4.3(d) of the Convertible Notes and Section 10.3(b) hereof.

         SECTION 3.4. PREPAYMENT PROCEDURES.

              (a) Any prepayment or redemption of the Convertible Notes pursuant to Sections 3.2 or 3.3 above shall be deemed to be effective and consummated (for purposes of determining the Formula Price, the amount of accrued and unpaid interest, and the time at which the Purchasers shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Notes) as follows:

                   (i) A redemption pursuant to Section 3.2(a), on the Call
              Exercise Date (as defined in the Put and Call Agreement);

                   (ii) A redemption pursuant to Section 3.2(b), on the Put
              Exercise Date (as defined in the Put and Call Agreement);

                   (iii) A redemption pursuant to Section 3.3(c), the date of consummation of the applicable Material Transaction, or the delivery date of a Registration Default Notice; and

                   (iv) A redemption pursuant to Section 3.3(c), the date
              specified in the Convertible Notes.

              (b) Within one (1) Business Day after (i) the applicable Amortization Date, (ii) the Maturity Date or (iii) the effective date of a prepayment or redemption of the Convertible Notes as specified in
         Section 3.4(a) above, the Company shall deliver by wire transfer in immediately available funds the applicable prepayment/redemption price to each Purchaser of the Convertible Notes subject to redemption. If any Purchaser does not receive payment of any amounts due to such Purchaser for prepayment or on redemption of its Convertible Notes by reason of the Company's failure to make payment at the times prescribed above for any reason, the Company shall pay to the applicable holder on demand (i) interest on the sums not paid when due at an annual rate equal to the lesser of (A) the maximum lawful rate and (B) 18% per annum and (ii) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not any suit or other formal proceedings are instituted.

              (c) The Company shall select the Convertible Notes to be redeemed in any redemption in which not all of the Convertible Notes are to be redeemed so that the ratio of the Convertible Notes of each holder selected for redemption to the total Convertible Notes owned by that holder shall be the same as the ratio of all such Convertible Notes selected for redemption bears to the total of all then outstanding Convertible Notes. Should any Convertible Notes be required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law applicable to any holder of Convertible Notes, the remaining applicable Convertible Notes shall be redeemed on a pro rata basis, with the applicable disqualified notes (the "Disqualified Notes") being thereafter redeemed on the earliest possible dates thereafter to the maximum extent permitted by law.

              (d) Any Notice of Conversion delivered by any Purchaser (including delivery via telecopy) to the Company prior to the (i) Maturity Date or
         (ii) effective date of a redemption specified in Section 3.4(a) above, shall be honored by the Company and the conversion of the Convertible Notes shall be deemed effected on the Conversion Date. In addition, between the effective date of redemption specified in Section 3.4(a) above and the date the Company is required to deliver the redemption proceeds to the Purchasers, the Purchasers may deliver a Notice of Conversion to the Company, provided that such notice will be (i) of no force or effect if the Company timely pays the redemption proceeds to the Purchasers when due or (ii) honored on or as of the date the Notice of Conversion if the Company fails to timely pay the redemption proceeds to the Purchasers when due.

         SECTION 3.5 PAYMENT OF ADDITIONAL AMOUNTS.

              (a) Any and all payments by the Company hereunder or under the Convertible Notes to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Notes (i) the holders of the Convertible Notes subject to such Taxes shall have the right, but not the obligation, for a period of thirty (30) days commencing upon the day it shall have received written notice from the Company that it is required to withhold Taxes to transfer all or any portion of the Convertible Notes to a qualified assignee to the extent such transfer can be effected in accordance with the other provisions of this Agreement and applicable law; (ii) the Company shall make such deductions or withholdings; and (iii) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Purchaser is a Person that (i) is organized under the laws of (A) the United States or (B) any jurisdiction other than the United States or any political subdivision thereof, (ii) represents and warrants to the Company (with such representations and warranties confirmed by the transferring Purchaser)that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (iii) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service any forms required, and provides the Company with any information necessary to establish such assignee's continued exemption from Taxes under applicable law.

              (b) If Taxes are imposed upon the Company and the holders of Convertible Notes subject to such Taxes have not exercised their right to transfer the Convertible Notes to a qualified assignee as set forth in this Section 3.5 (either by notice to the Company to that effect or failure to exercise such right within the thirty (30) day period prescribed), the Company shall either:

                   (i) On the 30th day after the failure to exercise such right
              (such day being referred to as the "redemption date") prepay all of the Convertible Notes remaining unconverted on the redemption date and held by a party subject to Taxes in cash for the Par Value Redemption Price; or

                   (ii):

                   (A) Increase the sum payable by the Company to the Purchasers as may be necessary by the Company so that after making all required deductions or withholdings (including deductions and withholdings applicable to additional amounts paid under this Section 3.5), such Purchaser receives an amount equal to the sum it would have received if such deduction or withholding had been made; and

                   (B) The Company shall indemnify each Purchaser or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.5) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date such Purchaser or assignee makes written demand therefore. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be inclusive evidence of the amount due from the Company to such party.

              (c) If the Company pays any Taxes or Other Taxes, the Purchasers shall cooperate in good faith with the Company to receive any tax credit or refund in the amount of such Taxes or Other Taxes applicable to the Purchasers (each a "Tax Refund"). Upon the receipt by the Purchasers of any Tax Refund, the Purchasers shall promptly remit the same to the Company.

              (d) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Financing Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement other than Taxes payable solely as a result of the transfer from the Purchasers to a Person of any of the Securities, or are the legal obligation of Purchasers.

              (e) Within thirty (30) days after the date of any payment of Taxes, the Company will furnish to each Purchaser the original or a certified copy of a receipt evidencing payment thereof.

              (f) Each Purchaser shall provide to the Company a Form W-8, stating that it is a non-U.S. person, together with any additional tax forms which may be required under the Code, as amended after the date hereof, to allow interest payments to be made to it without deduction.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers and the Purchasers' Representative, and each of them, as of the Closing Date the following:

         SECTION 4.1. ORGANIZATION AND QUALIFICATION. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 4.1 sets forth a list of all Subsidiaries and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where such failure would not have a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the operations, results of operations, properties, assets, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

         SECTION 4.2. AUTHORIZATION AND EXECUTION.

              (a) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Convertible Notes, the Registration Rights Agreement, the Put and Call Agreement and the Warrants (each a "Transaction Agreement" and collectively, the "Transaction Agreements") and to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

              (b) The execution, delivery and performance by the Company of each Transaction Agreement and the issuance by the Company of the Securities have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its shareholders is required.

              (c) This Agreement has been duly executed and delivered by the Company.

              (d) This Agreement constitutes, and upon execution and delivery thereof by the Company, each of the other Transaction Documents will constitute, a valid and binding agreement of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

         SECTION 4.3. CAPITALIZATION. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on SCHEDULE
4.3 hereto and no other shares of capital stock of the Company will be outstanding as of the Closing Date. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Other than as set forth on SCHEDULE 4.3 hereto, as of the date hereof, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act (except pursuant to the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Convertible Notes, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to the Purchasers' Representative true and correct copies of the Company's Corporate Documents, and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

         SECTION 4.4. GOVERNMENTAL AUTHORIZATION. The execution and delivery by the Company of the Transaction Agreements does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not result in a Material Adverse Effect,
(c) the listing applications ("Listing Applications") to be filed with the Nasdaq Market relating to the shares of Common Stock issuable upon conversion of the Convertible Notes and exercise of the Warrants and (d) the filing of a "Form D" as described in Section 7.13 below.

         SECTION 4.5. ISSUANCE OF SHARES. Upon conversion in accordance with the terms of the Convertible Notes, or upon exercise in accordance with the terms of the Warrants (assuming the payment of the exercise price set forth in the Warrants), the shares of Common Stock issued upon conversion of the Convertible Notes (the "Conversion Shares") or exercise of the Warrants (the "Warrant Shares") shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any taxes, Liens and charges with respect to issuance and shall not be subject to preemptive rights or similar rights of any other stockholders of the Company. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable United States federal securities laws. The Company understands and acknowledges that, in certain circumstances, the issuance of the Conversion Shares could dilute the ownership interests of other stockholders of the Company. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Convertible Notes in accordance with this Agreement and the Convertible Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

         SECTION 4.6. NO CONFLICTS. The execution and delivery by the Company of the Transaction Agreements to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and by the other Transaction Agreements will not, as of the date hereof, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company Corporate Documents, (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except in each case where such failure would not have a Material Adverse Effect.

         SECTION 4.7. FINANCIAL INFORMATION AND SEC REPORTS. Since November 4, 1996, the Company has timely filed all forms, reports and documents with the Commission required to be filed by it under the Exchange Act through the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being referred to herein collectively as the "SEC Reports"). The Company has delivered to each Purchaser true and complete copies of the SEC Reports, except for such exhibits and incorporated documents. Such SEC Reports, at the time filed, complied in all material respects in light of the circumstances when made with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations or financial condition since the date of the Company's most recent Report on Form 10-K for the year ended December 31, 1996, which have not been disclosed to the Purchasers in writing or as set forth in the SEC Reports. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended, including the footnotes thereto, except as indicated therein, (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. Such financial statements fairly present the financial condition of the Company and its Subsidiaries at the dates indicated and the consolidated results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against and all Debts and liabilities of the Company and its Subsidiaries, fixed or contingent. Since December 31, 1996 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been (i) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company and its Subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations of the Company and its Subsidiaries except in the ordinary course of business.

         SECTION 4.8. LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which, if adversely determined, could materially adversely affect the business, financial condition, operations, performance or properties of the Company or which challenges the validity of any Transaction Agreements.

         SECTION 4.9. COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS.

         (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

         (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

         SECTION 4.10. ENVIRONMENTAL MATTERS. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, financial condition, operations, performance or properties of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

         SECTION 4.11. TAXES. All United States and Brazilian federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

         SECTION 4.12. INVESTMENTS, JOINT VENTURES. The Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement, other than as set forth on SCHEDULE 4.12 hereto.

         SECTION 4.13. NOT AN INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. FULL DISCLOSURE. The information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         SECTION 4.15. NO SOLICITATION; NO INTEGRATION WITH OTHER OFFERINGS. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company, in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the Securities Act. The issuance of the Securities to the Purchasers will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq Market.

         SECTION 4.16. PERMITS. (a) Each of the Company and its Subsidiaries has all material Permits; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; and (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit.

         SECTION 4.17. LEASES. Except as disclosed on SCHEDULE 4.17 hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

         SECTION 4.18. ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and to the Company's knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 4.7 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.19. PUBLIC UTILITY HOLDING COMPANY. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Transaction Agreement.

         SECTION 4.20. INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents (if any), trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

         SECTION 4.21. INSURANCE. The Company and its Subsidiaries maintain insurance in the amounts set forth on Schedule 4.21, which the Company believes are in at least such amounts and cover such risks such that any uninsured loss would not have a Material Adverse Effect. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.

         SECTION 4.22. TITLE TO PROPERTIES. The Company and its Subsidiaries have good and marketable title to all their respective properties reflected on the financial statements referred to in Section 4.7.

         SECTION 4.23. ELIGIBILITY TO USE FORM S-3. As of November 4, 1997, the Company will meet, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions applicable to Registration Statements on Form S-3 covering the resale of the Conversion Shares and Warrant Shares.

         SECTION 4.24. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 4.25. FUTURE OUTSIDE CAPITAL. Attached hereto as SCHEDULE 4.25 is a copy of the Company's Operating Plan (the "Operating Plan") The Operating Plan has not been materially altered since the date of the Operating Plan. As of the date hereof, and continuing thereafter until 18 months following the Closing Date, based on the Operating Plan, the Company will have no further need for outside capital other than (i) the net proceeds of the Offering and the issuance of the Additional Notes, (ii) customary bank borrowings on commercially reasonable terms up to the maximum amount set forth in Section 8.1 hereof and
(iii) capital required to fund the purchase price of acquisitions (whether or not set forth in the Operating Plan). Notwithstanding the foregoing, the Purchasers acknowledge that (i) this representation is based upon the facts and circumstances surrounding the Company as of the Closing Date, and (ii) the Company's need for operating capital may change if the Operating Plan of the Company changes after the Closing Date.

         SECTION 4.26. CONTEMPORANEOUS CLOSING. The Company anticipates issuing between $15,000,000 and $20,000,000 aggregate principal amount of convertible notes of the Company (the "Additional Notes") substantially in the form attached hereto as Exhibit J.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                         AND PURCHASERS' REPRESENTATIVE

         SECTION 5.1. PURCHASERS. Each Purchaser severally (and not jointly) hereby represents and warrants to the Company solely as to such Purchaser that:

              (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and, as of the date hereof, not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

              (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

              (c) this Agreement has been duly executed and delivered by the Purchaser.

              (d) the execution and delivery by the Purchaser of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Purchaser;

              (e) such Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement;

              (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability;

              (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

              (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described herein; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit any Purchaser's ability to rely thereon;

              (i) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest; and

              (j) the Purchaser is a corporation organized under the laws of the Nevis West Indies.

              SECTION 5.2 PURCHASERS' REPRESENTATIVE.

         Purchasers' Representative hereby represents and warrants to the Company that:

              (a) the execution, delivery and performance of this Agreement are within the Purchaser's Representative's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

              (b) this Agreement has been duly executed and delivered by the Purchaser's Representative;

              (c) the execution and delivery by the Purchaser's Representative of the Transaction Agreements to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon such Purchaser's Representative; and

              (d) this Agreement constitutes a valid and binding agreement of the Purchaser's Representative enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors rights generally and (ii) equitable principles of general applicability.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

         SECTION 6.1.  CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATION
TO PURCHASE. The obligation of each Purchaser hereunder to purchase the Convertible Notes at the Closing is subject to the satisfaction, on or before the Closing Date of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion:

              (a) The Company shall have executed this Agreement, the Registration Rights Agreement and the Put and Call Agreement and delivered the same to the Purchasers (or the Purchasers'
         Representative);

              (b) The Company shall have delivered to the Purchasers duly executed certificates representing the Convertible Notes and the Warrants in accordance with Section 2.3 hereof;

              (c) The Company shall have delivered the Solvency Certificate;

              (d) The representations and warranties of the Company contained in each Transaction Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specified date) and the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by such Transaction Agreements to be performed, satisfied or complied with by it at or prior to the Closing Date. The Purchasers' Representative shall have received an Officer's Certificate, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchasers' Representative, including but not limited to, certificates with respect to the Company Corporate Documents, resolutions relating to the transactions contemplated hereby and the incumbencies of certain officers and Directors of the Company. The form of such certificate is attached hereto as EXHIBIT G;

              (e) The Company shall have received all governmental, board of directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities;

              (f) All applicable waiting periods in respect to the issuance and sale of the Securities shall have expired without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of the foregoing;

              (g) Each of the Purchasers shall have received an opinion, dated the Closing Date, of counsel to the Company, substantially in the form attached as EXHIBIT I hereto;

              (h) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid;

              (i) The Company Corporate Documents and the Subsidiary Corporate Documents, if any, shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchasers;

              (j) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect this Agreement or any other Transaction Agreement, or other transaction contemplated hereby or thereby or that could reasonably be expected to have a Material Adverse Effect, or any material adverse effect on the enforceability of the Transaction Agreements or the Securities or the rights of the holders of the Securities or the Purchasers hereunder;

              (k) The Purchasers shall have confirmed receipt of the Convertible Notes and the Warrants to be issued, duly executed by the Company in the denominations and registered in the names of the Purchasers as specified in or pursuant to SCHEDULE I;

              (l) Immediately before and after the Closing Date, no Default or Event of Default shall have occurred and be continuing; and

              (m) The Purchasers shall have received all other opinions, resolutions, certificates, instruments, agreements or other documents as they shall reasonably request.

         SECTION 6.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell the Securities to the Purchasers pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

              (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

              (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation;

              (c) Receipt by the Company of duly executed counterparts of this Agreement, the Registration Rights Agreement and the Put and Call Agreement signed by the Purchasers and the Purchasers' Representative; and

              (d) The Company shall have received payment of the Purchase Price of the Convertible Notes.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding (except for Sections 7.1(a), (b) and (d), 7.8, 7.11-7.16, which shall apply for so long as any Convertible Notes or Warrants remain outstanding) and for the benefit of the Purchasers:

         SECTION 7.1. INFORMATION. The Company will deliver to each holder of the Convertible Notes:

              (a) promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), (ii) all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission and (iii) any material press releases issued by the Company or any Subsidiary;

              (b) within five Business Days after any officer of the Company obtains knowledge of a Default or Event of Default , a certificate of the chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

              (c) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;

              (d) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
         (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

              (e) promptly following the commencement thereof, notice and a description in reasonable detail of any material litigation or proceeding to which the Company or any Subsidiary is a party which the Company is required to disclose in its SEC Reports.

         SECTION 7.2. PAYMENT OF OBLIGATIONS. The Company and its Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 7.3. MAINTENANCE OF PROPERTY; INSURANCE. The Company and each Subsidiary will keep, all property useful and reasonably necessary in its business in good working order and condition, ordinary wear and tear excepted. In addition, the Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

         SECTION 7.4. MAINTENANCE OF EXISTENCE. The Company will continue, and each Subsidiary will continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

         SECTION 7.5. COMPLIANCE WITH LAWS. The Company and each Subsidiary will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

         SECTION 7.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit, during normal business hours upon reasonable notice, the Purchasers' Representative or an affiliate thereof, as representatives of the Purchasers, to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times at Purchasers' expense.

         SECTION 7.7. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

         SECTION 7.8. SUPPLEMENTAL INFORMATION. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.

         SECTION 7.9. USE OF PROCEEDS. The proceeds from the issuance and sale of the Securities by the Company shall be used (i) to refinance the indebtedness of the Company to George St. Laurent, Jr. in the aggregate principal amount of $10,000,000, (ii) to fund the purchase price of the acquisition of Microtech Sistemas Industria E Comercio SA in an amount equal to approximately $5,000,000, and (iii) for general corporate purposes. None of the proceeds from the issuance and sale of Securities by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS. The Company will comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

         SECTION 7.11. RESERVED SHARES AND LISTINGS

              (a) The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares (based on the conversion price of the Convertible Notes in effect from time to time), and the exercise in full of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Convertible Notes and exercise of the Warrants without the prior written consent of each Purchaser. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance
         (x) prior to the exercise of the Put Rights, the number that is then issuable upon full conversion of the Convertible Notes and issuance of the Conversion Shares and full exercise of the Warrants and issuance of the Warrant Shares and (y) following exercise of the Put Rights, the Sum of (I) at no less than two (2) times the number that is then actually issuable upon full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares (based on the conversion price of the Convertible Notes in effect from time to time) plus (II) the number that is then issuable upon exercise of the Warrants and the issuance of the Warrant Shares. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of the Convertible Notes and exercise of the Warrants, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares, in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

              (b) The Company shall promptly secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Convertible Notes and Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq Market, the Nasdaq SmallCap Market, the New York Stock Exchange, Inc., or the American Stock Exchange Inc., and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") and such exchanges, as applicable. The Company shall promptly provide to each Purchaser and the Purchasers' Representative copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on the Nasdaq Market.

              (c) On or prior to the date that the Commission declares effective the Registration Statement, the Company shall properly file all Listing Applications with the Nasdaq Market associated with the shares of Common Stock covered by such registration statement.

         SECTION 7.12. ISSUANCE OF SHARES OF COMMON STOCK. Upon receipt of a Notice of Conversion or Notice of Exercise, as applicable, the Company shall immediately issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares or Warrant Shares, as applicable, in such amounts as specified from time to time by each Purchaser to the Company upon proper conversion of the Convertible Notes or exercise of the Warrants. Upon conversion of any Convertible Notes in accordance with their terms, and/or exercise of any Warrant in accordance with their terms, the Company will, and will use its best lawful efforts to cause its transfer agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Registration Statement contemplated by the Registration Rights Agreement shall remain effective, the shares of Common Stock issuable upon conversion of Convertible Notes or exercise of the Warrants shall be issued to any transferee of such shares from a Purchaser without any restrictive legend. The Company further warrants and agrees that no instructions other than these instructions have been or will be given to its transfer agent. Nothing in this Section 7.12 shall affect in any way a Purchaser's obligations to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

         SECTION 7.13 FORM D; BLUE SKY LAWS. The Company agrees to file a "Form D" with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonable determine is necessary to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Purchaser and the Purchasers' Representative on or prior to the Closing Date.

         SECTION 7.14. RESTRICTIONS ON CERTAIN STOCKHOLDERS. Each of George C. St. Laurent, III and William C. St. Laurent (collectively, the "Majority Stockholders") covenants and agrees that he will not (and the Company agrees to use its best efforts to ensure that such Majority Stockholders will not), directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (a "Disposition") more than an aggregate of ten percent (10%) of the shares of the Common Stock legally or beneficially owned by such Majority Stockholders on the date of this Agreement (other than Transfers
(i) among such Majority Stockholders or their immediate families, (ii) in connection with estate planning (subject to prior approval by the Purchasers, which approval will not be unreasonably withheld) and (iii) Dispositions in compliance with Rule 144 promulgated under the Securities Act) until the Convertible Notes have been paid in full, redeemed, fully converted or otherwise cease to be outstanding obligations of the Company, without the prior written obtaining consent of the Majority Holders and (iv) Dispositions in connection with options granted to employees of the Company or its Subsidiaries to acquire in the aggregate not more than 250,000 of Common Stock held by the Majority Stockholders.

         SECTION 7.15 OBSERVER RIGHTS. As long as the Purchasers own, in the aggregate, not less than twenty five percent (25%) of the Convertible Notes purchased hereunder (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall use its best efforts to cause and maintain the election of a representative of the Purchasers' Representative as an advisory director of the Company (the "Advisory Director"). The Advisory Directory will have all the rights of a director (exclusive of payment of director fees) pursuant to the Company's Corporate Documents but will not attend meetings of the Company's Board of Directors and will not be entitled to vote on matters submitted for the Board's approval. The Company shall provide to the Advisory Director copies of all notices, minutes, consents, and other materials that it provides to its Directors (including but not limited to the minutes of shareholders' meetings); provided, however, that the Advisory Director shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Advisory Director. At the request of the Purchasers' Representative, key members of the Company's management and executive officers will meet with the Advisory Director no less than four (4) times per calendar year, at the Company's facilities and at the Company's expense. For purposes of the preceding sentence of this Section 7.15, a board of directors meeting shall constitute a meeting of key members of the Company's management; provided, such key members of the Company's management shall be available to meet with the Advisory Director for a reasonable period of time prior to or following such board meetings.

         SECTION 7.16 RIGHT OF FIRST REFUSAL. During the period beginning on the date hereof and ending on the earliest to occur of (i) the completion of the First Put Right (as defined in the Put and Call Agreement), (ii) completion of the Second Put Right (as defined in the Put and Call Agreement), (iii) the date that a mandatory redemption is completed as described in Sections 3.3 and 3.4 of this Agreement, (iv) the date that all of the Convertible Notes have been called pursuant to the Call Option (as defined in the Put and Call Agreement) and such transaction is completed or (v) the date that all of the Convertible Notes are paid in full, (the "Lock-Up Period"), the Company will not conduct any equity financing (including debt with an equity component) ("Future Offerings") unless it shall have first delivered to each Purchaser and the Purchasers' Representative, at least fifteen (15) Business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Purchaser an option during the ten (10) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the number of Convertible Notes purchased hereunder bears to the total number of Convertible Notes) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). The Purchasers may exercise the right of first refusal set forth herein (x) for Future Offerings in excess of $20,000,000, for all or any portion thereof, and
(y) for Future Offerings of $20,000,000 or less, for all, but not less than all, of the Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the Securities Act) or (ii) issuances of securities in connection with
(A) a merger, consolidation or sale of assets, (B) in connection with any strategic partnership or joint venture (the primary purpose for which is not to raise equity capital), or (C) in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to (i) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (ii) the grant of additional options or warrants, or the issuance of additional securities under any Company stock option or restricted stock plan existing on the date hereof, or, if established hereafter, approved by a majority of the Company's disinterested Directors or
(iii) the issuance of Common Stock at the market price prevailing on the date of issuance to employees and Directors wishing to purchase additional shares on terms approved by a majority of the disinterested members of the Board of Directors.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         The Company hereby agrees that, from and after the date hereof for so long as any Convertible Notes remain outstanding and for the benefit of the
Purchasers:

         SECTION 8.1. LIMITATION ON DEBT OR OTHER LIABILITIES. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) any Debt if, following the incurrence thereof, the ratio of the Company's Debt to its Consolidated Net Worth is greater than 1.75 to 1.00; PROVIDED, the following items of Debt shall be excluded from such calculation (such Debt being referred to as "Permitted Debt"):

         (i) Non-recourse Debt which Debt, by its terms, bars the lender thereof from action against the Company or any Subsidiary, as borrower, if the security value falls below the amount required to repay such Debt;

         (ii) Debt incurred in connection with equipment leases to which the Company or its Subsidiaries are a party incurred in the ordinary course of business; and

         (iii) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business.

         SECTION 8.2. RESTRICTED PAYMENTS. [RESERVED]

         SECTION 8.3. INVESTMENTS. [RESERVED]

         SECTION 8.4. TRANSACTIONS WITH AFFILIATES. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment in (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, (i) pursuant to those agreements specifically identified on SCHEDULE 8.4 attached hereto (with a copy of such agreements annexed to such SCHEDULE 8.4) or (ii) on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board of Directors of the Company; PROVIDED that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

         SECTION 8.5. MERGER OR CONSOLIDATION. The Company will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Securities and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or the Nasdaq Stock Market's National Market or the Nasdaq Small Cap Market and (z) the Company has delivered to the Purchasers an officers' certificate stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound by all of the agreements and covenants set forth in the Transaction Agreements as if such surviving Person is the Company, and that all conditions precedent in this Agreement relating to such transaction have been satisfied.

         SECTION 8.6. RESTRICTIONS ON CERTAIN AMENDMENTS. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing indebtedness, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment, in the Company's reasonable judgment, would materially adversely affect the Purchasers or the holders of the Securities without the prior written consent of the Majority Holders, which such consent shall not be unreasonably withheld.

         SECTION 8.7. LIMITATION ON ASSET SALES. Neither the Company nor any Subsidiary will consummate an Asset Sale unless (a) it receives consideration in cash at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (b) the Net Cash Proceeds of such sale are used either (i) to purchase similar assets in the same line of business of equivalent value within twelve (12) months of the date of the Asset Sale or (ii) to immediately redeem or prepay the Convertible Notes or (iii) for a combination of purchases and prepayment permitted by the foregoing clauses (i) and (ii). As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 8.5), other than a disposition of property or assets in the ordinary course of business.

         SECTION 8.8. LIMITATION ON SUBSIDIARIES. Neither the Company nor any Subsidiary shall permit the creation of any Subsidiaries in which the Company, directly or indirectly, does not own at least a majority of the outstanding equity interests, unless approved by the Majority Holders, which such consent shall not be unreasonably withheld.

         SECTION 8.9. LIMITATION ON STOCK REPURCHASES. So long as any of the Convertible Notes are outstanding, the Company shall not, without the prior written consent of the Majority Holders, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any rolling twelve (12) month period more than five percent (5%) of the shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares held by persons others than the Majority Holders.

                                   ARTICLE IX

                             LIMITATION ON TRANSFERS

         SECTION 9.1 RESTRICTIONS ON TRANSFER. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Article IX.

         SECTION 9.2. RESTRICTIVE LEGENDS.

         (a) Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall (except as contemplated by Section 7.12 and Section
9.1 hereof) include a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

         SECTION 9.3. NOTICE OF PROPOSED TRANSFERS. Prior to any proposed Transfer of the Securities other than a transfer (i) registered under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

                                    ARTICLE X

                     ADDITIONAL AGREEMENTS AMONG THE PARTIES

         SECTION 10.1. LIQUIDATED DAMAGES.

              (a) The Company shall, and shall use its best efforts to cause its transfer agent to, issue and deliver shares of Common Stock within five
         (5) New York Stock Exchange Trading Days of delivery of a properly completed Notice of Conversion or Notice of Exercise, as applicable (the "Deadline") to the Purchaser (or any party receiving Securities by Transfer from such Purchaser) at the address of the Purchaser set forth in the Notice of Conversion or Notice of Exercise, as the case may be. Consistent with Section 7.12 hereof, if such Notice of Conversion or Notice of Exercise, as applicable, is delivered while the Registration Statement is effective, such certificates shall be delivered without restrictive legend. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchaser.

              (b) Without in any way limiting the Purchaser's right to pursue other remedies, including actual damages and/or equitable relief, the Company agrees that if delivery of the Conversion Shares or Warrant Shares following delivery of a properly completed Notice of Conversion or Notice of Exercise is more than one (1) Business Day after the Deadline (other than a failure due to the circumstances described in Section 4.3 of the Convertible Notes, which failure shall be governed by such Section) the Company shall pay to each Purchaser as liquidated damages and not a penalty $1,000 per day in cash, for each of the first two (2) days beyond the Deadline and $2,500 per day in cash for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to each Purchaser by the fifth day of the month following the month in which it has accrued or, at the option of the Purchaser (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of the Convertible Note payable to such Purchaser, in which event interest shall accrue thereon in accordance with the terms of the Convertible Notes and such additional principal amount shall be convertible into Common Stock in accordance with the terms of the Convertible Notes.

         SECTION 10.2. CONVERSION NOTICE. The Company agrees that, in addition to any other remedies which may be available to the Purchasers, including, but not limited to, the remedies available under Section 10.1, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates as contemplated by Section 10.1 representing the shares of Common Stock on or prior to the Deadline after conversion of any Convertible Notes, or certificates contemplated by Section 10.1 after exercise of any Warrant, such Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise.

         SECTION 10.3 CONVERSION LIMIT.

              (a) Notwithstanding the conversion rights under the Convertible Notes and exercise rights under the Warrants, unless the Purchaser delivers a waiver in accordance with the immediately following sentence, in no event shall the Holder be entitled to convert any portion of the Convertible Notes (or exercise any portion of the Warrants) in excess of that portion of the Convertible Notes or Warrants upon conversion and exercise, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Convertible Note and exercised portion of the Warrants) plus (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Convertible Note (or issuable upon exercise the portion of the Warrants) with respect to which the determination of this proviso is being made, would result in beneficial ownership by such Purchaser and its affiliates of more than 4.9% of the outstanding shares of Common Stock (the "Limitation on Conversion"). For purposes of the first proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder, except as otherwise provided in clause (1) of such proviso and (ii) the Holder may waive the limitations set forth therein by written notice to the Company upon not less than sixty-one
         (61) days prior notice (with such waiver taking effect only upon the expiration of such 61-day notice period). The foregoing limitation shall not apply and shall be of no further force or effect (i) upon the occurrence of any voluntary or mandatory redemption transaction described herein or in the Convertible Notes or Put and Call Agreement,
         (ii) on the Maturity Date or (iii) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified either in (A) such written notice of Purchaser or (B) Section 12.1 hereof.

              (b) Upon the occurrence of a Nasdaq Redemption Event, the Company shall (x) repay the remaining balance of the Convertible Notes at the Formula Price as required by Section 4.3(d) of each Convertible Note and (y) redeem the Warrants contemporaneous with the repayment of the Convertible Notes at the Warrant Redemption Price. The term "Warrant Redemption Price" shall mean the greater of (x) the appraised value of the Warrants on the date they are required to be redeemed (determined with reference to the "Black Scholes" or similar option pricing model) and

         (y) the product of the excess of (i) the Market Value of the Common Stock on the date that the Warrants are redeemed over (ii) the exercise price of the Warrants.

         SECTION 10.4 REGISTRATION RIGHTS.

              (a) The Company shall grant the Purchasers registration rights covering the Conversion Shares and Warrant Shares (the "Registrable Securities") on the terms set forth in the Registration Rights Agreement.

              (b) The Company shall prepare and file, no later than November 20, 1997, a registration statement (the "Registration Statement") on Form S-3 (or such other form as is then available for registration) covering the sale of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission no later than January 15, 1998 (the "Required Effectiveness Date"). The Company shall pay all expenses of registration (other than underwriting fees and discounts, if any, in respect of Registrable Securities offered and sold under such Registration Statement by the Purchasers).

              (c) If the Registration Statement is (i) not declared effective by the Commission by the Required Effectiveness Date, or (ii) such effectiveness is not maintained for a period of six (6) years after the Closing Date (subject to the right of the Company to suspend the effectiveness thereof for not more than thirty (30) consecutive days or an aggregate of ninety (90) days during such six year period) (the "Registration Maintenance Period"), and provided the Purchasers have not unreasonably delayed providing any information concerning the Purchasers as selling shareholders as may be reasonably requested by the Company for inclusion in the Registration Statement, the Company shall pay to each Purchaser monthly, as liquidated damages and not as a penalty, the greater of (x) its pro rata portion of an amount equal to 1.5% of the aggregate outstanding principal amount of the Convertible Notes, which monthly amount will be increased to 2% in the event that the Registration Statement is not declared effective by the Commission by February 15, 1998, or (y) $2,500 for each day the Registration Statement (A) is not declared effective by the Commission by the Required Effectiveness Date or (B) such effectiveness is not maintained for the Required Maintenance Period (the "Default Fee").

              (d) Any such Default Fee shall be paid in cash by the Company to the Purchasers by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

              (e) If, for any reason (including but not limited to the issuance of all shares of Common Stock covered by the prospectus included in the Registration Statement), the Default Fee is incurred for a period of thirty (30) days (a "Registration Default"), the holders of a majority of the Convertible Notes then outstanding may elect to cause the Company to repay the Convertible Notes in full at the Formula Price.

         SECTION 10.5 PROHIBITION ON DISCOUNTED EQUITY OFFERINGS.

         (a) Until such time as all of the Convertible Notes have been repaid or converted in full, the Company agrees that it will not issue (or, unless such issuance would, upon the closing thereof, result in the repayment in full of the Convertible Notes, agree to issue) any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities (collectively, the "Derivative Securities"), on terms that allow a holder thereof to acquire such equity securities (or Derivative Securities) at a discount to the Market Price of the Common Stock at the time of issuance or, in the case of Derivative Securities (other than the Convertible Notes), at a conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance so long as such conversion is not below the

Market Price on the date of issuance (each such event, a "Discounted Equity Offering"). As used herein, "discount" shall include, but not be limited to, (i) any warrant, right or other security granted or offered in connection with such issuance which, on the applicable date of grant, is offered with an exercise or conversion price, as the case may be, at less than the then current Market Price of the Common Stock or, if such security has an exercise or conversion price based on any formula (other than standard anti-dilution provisions) based on the Market Price on a date later than the date of issuance, then at a price below the Market Price on such date of exercise or conversion, as the case may be, or
(ii) any commissions, fees or other allowances paid in connection with such issuances (other than customary underwriter or placement agent commissions, fees or allowances). For the purposes of determining the Market Price at which Common Stock is acquired under this Section, normal underwriting commissions and placement fees (including underwriters' warrants) shall be excluded.

         (b) Until such time as all of the Convertible Notes have been repaid or converted in full, the Company agrees it will not issue (or, unless such issuance would, upon the closing thereof, result in the repayment in full of the Convertible Notes, agree to issue) any of its equity securities (or Derivative Securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities" shall mean securities which may not be sold by virtue of contractual restrictions imposed by the Company either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to eighteen (18) months following the date of issuance of such securities.

         (c) The restrictions contained in this Section 10.5 shall not apply to the issuance by the Company of (or the agreement to issue) Common Stock or Derivative Securities in connection with (i) the acquisition (including by merger) of a business or of assets otherwise permitted under this Agreement,
(ii) stock option or other compensatory plans, or (iii) the existing convertible note issued to George St. Laurent, Jr. and warrants issued to the underwriters in the Company's initial public offering.

         (d) Notwithstanding the foregoing, the restrictions contained in this
Section 10.5 shall not apply if (i) the Purchasers exercise the Put Rights, (ii) the Company exercises its rights to repurchase the Convertible Notes following such exercise and (iii) the Company remains timely in all of its payment obligations under the Put and Call Agreement related to such repayment. If the Company defaults in clause (iii) above, or if the Company does not apply 100% of the Net Cash Proceeds from the applicable offering to repay the Convertible Notes, then the Convertible Notes shall be repayable pursuant to the terms of this Agreement and the Put and Call Agreement, together with the "additional prepayment amount". The "additional prepayment amount" shall mean a dollar amount based upon the amount of the discount to the Market Price in such offering multiplied by the amount of shares issued or issuable as Derivative Securities in such offering.

                                   ARTICLE XI

                            ADJUSTMENT OF FIXED PRICE

         SECTION 11.1. REORGANIZATION. The exercise price of the Warrants set forth therein and the Initial Conversion Price, and the Maximum Number of Shares (collectively, the "Fixed Prices") shall be adjusted as hereafter provided.

         SECTION 11.2. SHARE REORGANIZATION. If and whenever the Company shall:

              (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

              (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

              (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

              (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization", then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

              (i) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

              (ii) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such securities had been converted into or exchanged for Common Stock on such record or effective date.

         SECTION 11.3. RIGHTS OFFERING. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than forty-five (45) days after the record date of such issue, to subscribe for or purchase Common Stock (or Derivative Securities), at a price per share (or, in the case of Derivative Securities, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

         (i) the numerator shall be the sum of:

              (A) the number of shares of Common Stock outstanding on such record date; and

              (B)   a number obtained by dividing:

              (I)   either,

                    (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                    (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

              (II) the Market Price of the Common Stock on such record date; and

         (ii) the denominator shall be the sum of:

              (A) the number of shares of Common Stock outstanding on such record date; and

              (B) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of Derivative Securities), the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or Derivative Securities) actually delivered upon the exercise of such rights, options or warrants.

         SECTION 11.4. SPECIAL DISTRIBUTION. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

              (i) shares of the Company of any class, other than Common Stock;

              (ii) rights, options or warrants; or

              (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

              (i) the numerator shall be the difference between:

              (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and

              (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

              (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.

         SECTION 11.5. CAPITAL REORGANIZATION. If and whenever there shall occur:

              (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

              (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

              (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Notes or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion of the Convertible Notes; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders of the Convertible Notes shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

         SECTION 11.6. ADJUSTMENT RULES. The following rules and procedures shall be applicable to adjustments made in this Article XI:

              (a) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect; provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

              (b) no adjustment in the applicable Fixed Price shall be made pursuant to this Article XI in respect of the issue from time to time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock in lieu of receiving cash dividends in the ordinary course; and

              (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered accountants selected by the Directors of the Company and any such determination shall be binding upon the Company and Purchasers.

         SECTION 11.7. CERTIFICATE AS TO ADJUSTMENT. The Company shall from time to time promptly after the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to the Purchasers a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

         SECTION 11.8. NOTICE TO NOTEHOLDERS. If the Company shall fix a record date for:

              (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

              (b) any Rights Offering.,

              (c) any Special Distribution,

              (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or

              (e) any cash dividend,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchasers notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

                                   ARTICLE XII

                                EVENTS OF DEFAULT

         SECTION 12.1. EVENTS OF DEFAULT. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

              (a) failure by the Company to pay or prepay when due, all or any part of the principal on any of the Convertible Notes (whether by virtue of the agreements specified in this Agreement, the Convertible Notes or in the Put and Call Agreement);

              (b) failure by the Company to pay (i) within three (3) Business Days of the due date thereof any interest on any Convertible Notes or
         (ii) within five (5) Business Days following the delivery of notice to the Company of any fees or any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement;

              (c) failure by the Company to timely comply with the requirements of Section 10.1(a) or (b) hereof, which failure is not cured within seven (7) days of such failure;

              (d) an event of default shall have occurred and is continuing under any Transaction Document;

              (e) failure on the part of the Company to observe or perform any covenant contained in Sections 7.9, 7.12, 7.14 or 7.16 or any section of Article VIII of this Agreement;

              (f) failure on the part of the Company to observe or perform any covenant contained in any Transaction Agreement (other than those covered by clauses (a), (b), (c), (d) or (e) above) for thirty (30) days from the date of such occurrence;

              (g) the trading in the Common Stock shall have been suspended by the Commission or by the Nasdaq Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's SmallCap Market, or the Nasdaq Market within two (2) Trading Days thereof);

              (h) failure of the Company to file the Listing Applications, which failure is not cured within fifteen (15) Business Days of such failure;

              (i) the Company shall have its Common Stock delisted from the Nasdaq Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market's SmallCap Market or the Nasdaq Market within such ten (10) Trading Days;

              (j) the Registration Statement shall not have been declared effective by the Commission, or if declared effective, such effectiveness was not maintained for the Registration Maintenance Period, in either case, which results in the Company incurring the Default Fee for a period in excess of thirty (30) days;

              (k) the Company has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

              (l) an involuntary case or other proceeding has been commenced against the Company seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief has been entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

              (m) default in respect of any Debt in excess of $1,000,000 of the Company or any Subsidiary, or the Company or any Subsidiary has failed to pay at maturity or within any applicable period of grace any such Debt;

              (n) judgments or orders for the payment of money which in the aggregate at any one time exceed $1,000,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of sixty (60) days;

              (o) any representation, warranty, certification or statement made by the Company in any Transaction Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Transaction Agreement shall prove to have been untrue in any material respect when made; or

              (p) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $100,000.

then, and in every such occurrence, the Majority Holders may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any other Event of Default, by notice to the Company, declare the Convertible Notes to be, and the Convertible Notes shall thereon become immediately due and payable; provided that in the case of any of the Events of Default specified in paragraph (k) or (l) above with respect the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Convertible Notes shall become immediately due and payable, provided further, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Note has been declared immediately due and payable hereunder, any Purchaser of the Convertible Notes may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and provided further, in the case of any Event of Default, the amount declared due and payable on the Convertible Notes shall be the Formula Price thereof.

         SECTION 12.2. POWERS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four (4) days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

         SECTION 13.2. NO WAIVERS; AMENDMENTS.

              (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

              (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, that without the consent of each holder of any Convertible Note affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Notes whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Note, (c) reduce the principal amount of or extend the stated maturity of any Convertible Note or (d) make any Convertible Note payable in money or property other than as stated in such Convertible Note. In determining whether the holders of the requisite principal amount of Convertible Notes have concurred in any direction, consent, or waiver as provided in any Transaction Agreement, Convertible Notes which are owned by the Company or any other obligor on or guarantor of the Convertible Notes, or by any Person Controlling, Controlled by, or under Common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of the Purchasers and their affiliates otherwise than solely in their capacities as holders of Convertible Notes shall be effective with respect to them without their prior written consent.

              SECTION 13.3. INDEMNIFICATION.

              (a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (each a "Controlling Person"), and the respective partners, agents, employees, officers and directors of each Purchaser, their Affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Transaction Agreement or any other services rendered in connection herewith; provided that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

              (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

              (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of interest and fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

              (d) The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Transaction Agreements and the payment in full of the Convertible Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

         SECTION 13.4. EXPENSES: DOCUMENTARY TAXES. The Company agrees to pay
(i) (i) the Expense Reimbursement Fee, (ii) all reasonable out-of-pocket expenses of the Purchasers, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or under any other Transaction Document or any amendment hereof or thereof and (iii) all reasonable out-of-pocket expenses of the Purchasers and each holder of Securities, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Transaction Agreement or the issuance of the Securities to the Purchasers, excluding their assigns.

         SECTION 13.5. PAYMENT. The Company agrees that, so long as a Purchaser shall own any Convertible Notes purchased by it from the Company hereunder, the Company will make payments to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment.

         SECTION 13.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and upon the Purchasers and their respective successors and assigns; provided that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

         SECTION 13.7. BROKERS. The Company represents and warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company or the Purchasers in connection with the sale of the Securities. Each Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

         SECTION 13.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE

TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 13.9. FURTHER ASSURANCE. The Company, the Purchasers Representative and the Purchasers shall each take such further actions as requested by any party hereto which are necessary, desirable or proper to carry out the purposes of this Agreement and each Transaction Agreement.

         SECTION 13.10. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

         SECTION 13.11 SURVIVAL. All provisions contained in this Agreement (unless specifically noted to the contrary) shall survive the payment in full of the Convertible Notes and shall remain operative and in full force and effect.

         SECTION 13.12. COUNTERPARTS. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                           VITECH AMERICA, INC.

                                           By: /s/ EDWARD KELLY
                                           ------------------------
                                           Name: Edward Kelly
                                           Title: CFO

                                           Address: 8807 Northwest 23rd Street
                                                    Miami, Florida 33172-2419
                                                    Telephone: (305) 477-1161
                                                    Fax: (305)477-1379
                                                    Attn: Edward Kelly

         With a copy to:         Atlas, Pearlman, Trop & Borkson
                                 New River Center, Ste. 1900
                                 200 East Las Olas Blvd.
                                 Fort Lauderdale, Florida 33301
                                 Fax: (954) 766-7800
                                 Attn: Joel Mayersohn, Esq.

                                 IF TO PURCHASERS:

                                 INFINITY INVESTORS LIMITED

                                 By: /s/ CLARK HUNT
                                 -------------------------
                                 Name:
                                      --------------------
                                 Title:
                                       -------------------

                                 Address: 38 Hertford Street
                                          London, England WIY 7TG
                                 Fax:     011-44-171-355-4975
                                 Attn:    J. A. Loughran

                                 INFINITY EMERGING
                                 OPPORTUNITIES LIMITED

                                 By: /s/ CLARK HUNT
                                 -------------------------
                                 Name:
                                      --------------------
                                 Title:
                                       -------------------

                                 Address: 38 Hertford Street
                                          London, England  WIY 7TG
                                 Fax:     011-44-171-355-4975
                                 Attn:    J. A. Loughran

                                  GLACIER CAPITAL LIMITED

                                  By: /s/ CLARK HUNT
                                  ------------------------
                                  Name:
                                       -------------------
                                  Title:
                                        ------------------

                                  Address:    1601 Elm Street
                                              4000 Thanksgiving Tower
                                              1601 Elm Street
                                              Dallas, Texas 75201
                                  Telephone:  (214) 720-1689
                                  Fax:        (214) 720-1662
                                  Attn:       Barrett Wissman

         With a copy to:        HW Partners, L.P.
                                     1601 Elm Street
                                     4000 Thanksgiving Tower
                                     Dallas, Texas 75201
                                     Telephone:  (214) 720-1689
                                     Fax:  (214) 720-1662
                                     Attn.:  Stuart Chasanoff, Esq.


                                     SUMMIT CAPITAL LIMITED


                                     By: /s/ CLARK HUNT
                                        -------------------------
                                        Name:
                                             --------------------
                                        Title:
                                              -------------------

                                     Address:    1601 Elm Street
                                                 4000 Thanksgiving Tower
                                                 1601 Elm Street
                                                 Dallas, Texas 75201
                                     Telephone:  (214)720-1689
                                     Fax:        (214)720-1662
                                     Attn:       Barrett Wissman


         With a copy to:        HW Partners, L.P.
                                     1601 Elm Street
                                     4000 Thanksgiving Tower
                                     Dallas, Texas 75201
                                     Telephone: (214) 720-1689
                                     Fax: (214) 720-1662
                                     Attn.: Stuart Chasanoff, Esq.

ACKNOWLEDGED AND AGREED:

PURCHASERS' REPRESENTATIVE:

HW PARTNERS, L.P.

By:  HW Finance, L.L.C.,
     its general partner

     By: /s/ CLARK HUNT
         -------------------
     Title:
            ----------------

             MAJORITY STOCKHOLDERS' ACKNOWLEDGEMENT OF SECTION 7.14

         The undersigned persons hereby acknowledge Section 7.14 of this Agreement and agree to be bound by the restrictions imposed by such Section in their individual capacities.


                                               /s/ WILLIAM ST. LAURENT
                                               -----------------------
                                               William C. St. Laurent

/s/ GEORGES C. ST. LAURENT III
------------------------------
George C. St. Laurent, III